  Exhibit 99.1

Lakeland Industries Appoints Investment Industry Veteran Nikki Hamblin to Board of Directors

DECATUR, AL -- February 24, 2021 -- Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced the appointment of investment industry veteran Nikki Hamblin to its Board of Directors (the “Board”). The appointment increases the number of directors to seven, five of whom are independent.

Christopher J. Ryan, Executive Chairman of Lakeland Industries, commented, “We are pleased to have Nikki join our Board to enhance our sound governance and solid succession planning. Her appointment and the increased size of our Board are integral to our broader strategy of strengthening our overall leadership as we set our sights on continued growth and market expansion.”

Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries, added, “Nikki’s extensive background in financial planning and asset management, investment risk, mergers and acquisitions (“M&A”), and investment and shareholder returns, combined with her leadership experience, will serve as an important complement to the talent of our existing Board members. We welcome Nikki’s contributions to position Lakeland as a leading and expanding global provider of industrial personal protective equipment.”

Nikki Hamblin brings to Lakeland more than 20 years of experience in the investment industry, M&A, risk management, asset allocation and business strategy. Ms. Hamblin has spent over 15 years in various roles of ascending responsibility with Manning & Napier Advisors (NYSE: MN), a publicly traded investment management firm with approximately $20 billion in assets under management, including serving as a member of the Committee for Diversity & Inclusion (CDI) and the CDI, Recruitment & Retention Sub-committee. She also has served as an investment banker specializing in middle-market private and publicly owned M&A transactions, and provided financial advisory services to for-profit, not-for-profit, and publicly traded companies. She obtained a Bachelor of Science degree from Syracuse University and a Master of Business Administration with a concentration in finance from the William E. Simon Graduate School of Business Administration at the University of Rochester. In addition to attaining multiple securities and financial planning licenses and designations, Ms. Hamblin is engaged with numerous philanthropic and volunteer activities.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. Sales are made to more than 50 countries, the majority of which were into the United States, China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.
256-445-4000
Allen Dillard
aedillard@lakeland.com

Darrow Associates
512-551-9296
Jordan Darrow
jdarrow@darrowir.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management, as well as the uncertain impact of the COVID-19 pandemic. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events conditions or circumstances on which such statement is based.